Execution Version

February 14, 2017

Aetna Inc.
151 Farmington Avenue, RC6A
Hartford, Connecticut 06156
Attention:     General Counsel

Echo Merger Sub, Inc.
151 Farmington Avenue, RC6A
Hartford, Connecticut 06156
Attention:     General Counsel

Echo Merger Sub, LLC
151 Farmington Avenue, RC6A
Hartford, Connecticut 06156
Attention:     General Counsel

Humana Inc.
500 West Main Street
Louisville, KY 40202
Attention:     Law Department

Reference is made to (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 2, 2015, among Aetna Inc., a Pennsylvania corporation (“Parent”), Echo Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub 1”), Echo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub 2”), and Humana Inc., a Delaware corporation (the “Company”) (each of Parent, Merger Sub 1, Merger Sub 2 and the Company a “party” and collectively, the “parties”) and (ii) the letter agreement, dated as of December 21, 2016, by and among Parent, Merger Sub 1, Merger Sub 2 and the Company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1.       Pursuant to Section 10.01(a) of the Merger Agreement, the Company and Parent hereby mutually agree to terminate the Merger Agreement, including the letter agreement referenced in clause (ii) above and the written notices dated on or about June 24, 2016 delivered by each of Parent and the Company to the other party in respect of the initial extension of the End Date, all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, entered pursuant thereto or entered in connection therewith (collectively with the Merger Agreement, the “Transaction Documents”), effective immediately (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents (including Sections 10.02 and 10.03 of the Merger Agreement), the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”); provided, however, that the Confidentiality Agreement and the Clean Team Confidentiality Agreement, dated as of June 24, 2015, by and among the Company and Parent (the “Clean Team Agreement”) shall each continue to remain in full force and effect in accordance with their respective terms (as modified by Paragraph 5 below).

2.       Parent hereby agrees to pay the Regulatory Termination Fee ($1,000,000,000) to the Company as promptly as reasonably practicable (and in any event within five Business Days following the date hereof), which amount the Company acknowledges and agrees is in full satisfaction of any amounts required to be paid by Parent or any of its Affiliates pursuant to Section 10.03(c) of the Merger Agreement and no further amounts will be required to be paid under the Merger Agreement. The Company hereby designates the following account to which the Regulatory Termination Fee shall be paid by wire transfer in immediately available funds:

3.       Parent agrees that the fraction (expressed as a percentage) used to determine its Applicable Portion (as such term is defined in the Asset Purchase Agreement, dated as of August 2, 2016, between Parent and Molina Healthcare, Inc. (the “Aetna APA”)) is 70.06%, and Parent further agrees to pay to Molina Healthcare, Inc. (“Molina”) the Applicable Termination Fee (as such term is defined in the Aetna APA) in accordance with the terms of the Aetna APA. The Company agrees that the fraction (expressed as a percentage) used to determine its Applicable Portion (as such term is defined in the Asset Purchase Agreement, dated as of August 2, 2016, between the Company and Molina Healthcare, Inc. (the “Humana APA”)) is 29.94%, and the Company further agrees to pay to Molina the Applicable Termination Fee (as such term is defined in the Humana APA) in accordance with the terms of the Humana APA.

4.       Notwithstanding anything to the contrary in the Transaction Documents (including Sections 10.02 and 10.03 of the Merger Agreement), each of Parent, Merger Sub 1, Merger Sub 2 and the Company, each on behalf of itself and each of its respective Subsidiaries, controlled Affiliates successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Applicable Law, hereby fully release, forever discharge and covenant not to sue any other party, any of their respective successors, Subsidiaries, Affiliates, assignees, Representatives, contractors, auditors, members, stockholders and advisors and the heirs, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Applicable Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to the Transaction Documents, the Aetna APA, the Humana APA or the transactions contemplated therein or thereby, or the Humana Acquisition Litigation (as defined in the Humana APA). The release contemplated by this Paragraph 4 is intended to be as broad as permitted by Applicable Law and is intended to, and does, extinguish all claims of any kind whatsoever, whether in law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time to and including the Termination Time. Each of the Releasors hereby expressly waives to the fullest extent permitted by law the provisions, rights and benefits of California Civil Code section 1542 (or any similar law), which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Nothing in this Paragraph 4 shall (i) apply to any action by any party to enforce the rights and obligations imposed pursuant to this letter agreement, the Confidentiality Agreement (as modified by Paragraph 5 below) or the Clean Team Agreement or (ii) constitute a release by any party for any Claim arising under this letter agreement (including, without limitation, the obligations under Paragraphs 2, 3, 5 and 7) or under the Confidentiality Agreement (as modified by Paragraph 5 below) or the Clean Team Agreement.

5.       Each of the Company and Parent (i) requests the other party to promptly deliver to it or destroy all documents heretofore furnished to the other party or any of its Representatives in accordance with the terms of Section 2.3 of the Confidentiality Agreement and (ii) agrees to comply with its obligations under said Section 2.3 of the Confidentiality Agreement as a result of such request. The Company and Parent agree that, notwithstanding Section 7.11 of the Confidentiality Agreement, their respective confidentiality and use obligations under the Confidentiality Agreement (other than under Sections 5 and 6 thereof) shall remain in effect until, and shall terminate on, December 31, 2018.

6.       Each party represents and warrants to the other that: (i) such party has all requisite corporate power and authority to enter into this letter agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this letter agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such party; and (iii) this letter agreement has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery of this letter agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms (subject to the Bankruptcy and Equity Exceptions).

7.       Each party shall, and shall cause its Subsidiaries and controlled Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this letter agreement and Applicable Laws to effectuate the Termination and the mutual release set forth in Paragraph 4 hereof. Without limiting the generality of the foregoing, the parties shall, and shall cause their respective Subsidiaries, Representatives and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority or under any Applicable Law, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents, the Aetna APA and the Humana APA.

8.       Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

9.       This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

10.       Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated hereby, on behalf of itself or its property, in accordance with Section 11.01 of the Merger Agreement or in such other manner as may be permitted by Applicable Law, and nothing in this Paragraph 10 or Section 11.08 of the Merger Agreement shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, and only if such federal court does not have or declines jurisdiction, any other state court within the State of Delaware) in the event any dispute arises out of this letter agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this letter agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of

Delaware), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated hereby in any court other than the aforesaid courts.

11.       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.

12.       This letter agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each of the other parties hereto, this letter agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any oral or written agreement or other communication).

13.       This letter agreement, the Merger Agreement (as amended or supplemented to date), the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HUMANA INC.

By:	/s/ Brian A. Kane
	Name:	Brian A. Kane
	Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to Letter Agreement re: Termination of Merger Agreement]

ECHO MERGER SUB, INC.

By:	/s/ Bjorn B. Thaler
	Name:	Bjorn B. Thaler
	Title:	President

ECHO MERGER SUB, LLC

By:	/s/ Bjorn B. Thaler
	Name:	Bjorn B. Thaler
	Title:	President

AETNA INC.

By:	/s/ Bjorn B. Thaler
	Name:	Bjorn B. Thaler
	Title:	Vice President, Corporate Development

[Signature Page to Letter Agreement re: Termination of Merger Agreement]